Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Noven Pharmaceuticals, Inc. of our report dated March 7, 2008 relating to the financial statements of Vivelle Ventures LLC, which appears in Noven Pharmaceutical Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 5, 2008